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                           FORM OF SALES AGREEMENT

   AGREEMENT, dated as of        , 1986 by and among Integrity Life Insurance
Company ("Integrity"),        ("Insurer") and Separate Account     of
(the "Separate Account").

                             W I T N E S S E T H:

   WHEREAS, Integrity is a principal underwriter of Harmony Investment Trust (the "Trust"), a series mutual fund whose shareholders are separate accounts of insurance companies pursuant to a Distribution Agreement dated as of
      , 1986 ("Distribution Agreement");

   WHEREAS, such insurance companies issue, among other products, variable life insurance and annuity products ("Variable Products") under which contributions are allocated to such separate accounts for investment in the Trust, and shares of the Trust are not sold except in connection with such Variable Products;

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   WHEREAS, the Trust is registered as an open-end investment company under the Investment Company Act of 1940 (the "1940 Act");

   WHEREAS, the Trust may designate in its sole discretion that certain portfolios are limited to certain types of Variable Products or to a single insurer and its affiliates;

   WHEREAS, Insurer issues [type of variable products] ("Certificates"), under which contributions are allocated to the investment divisions of the Separate Account, which constitute Variable Products as contemplated by this Agreement, and which are eligible for investment in the Trust's portfolios ("Funds") generally available for [type of variable product] or dedicated to Insurer and its affiliates;

   WHEREAS, Insurer and Integrity are each registered as a broker-dealer under the Securities Exchange Act of 1934 ("1934 Act") and each is a member of the National Association of Securities Dealers, Inc. ("NASD");

   WHEREAS, Insurer may in the future issue other Variable Products under which contributions or premiums are allocated to the Separate Account or other separate accounts;

   WHEREAS, Insurer may in the future issue other Variable Products under which contributions or premiums are allocated to the Separate Account or other separate accounts;

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   NOW THEREFORE, Integrity, Insurer and the Separate Account hereby agree as follows:

   1. Integrity will make available to the Separate Account shares of all Funds available for [type of variable product] for investment of contributions under the Certificates. The Funds currently generally available for [type of variable products] or dedicated to Insurer and its affiliates are set forth in Schedule A hereto. Integrity will promptly notify Insurer of new Funds made generally available into which contributions under the Funds may be invested.

   2. Purchases and redemptions of shares will be at net asset value for the appropriate Fund, next computed as set forth in the most recent Trust prospectus and Statement of Additional Information (respectively, "Trust Prospectus" and "SAI") and any supplements thereto, and shall be submitted to the Trust's transfer agent pursuant to procedures forwarded from time to time by Integrity.

   3. Orders for shares must be accompanied by payment therefor in immediately available funds unless other procedures for payment are specified by Integrity upon 90 days' notice and agreed to by Insurer. Orders for redemption will be settled by payment in immediately available funds unless other procedures for payment are specified by Insurer upon 90 days' notice and agreed to by Integrity.

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   4. (a) In good faith and as soon as practicable, Integrity will provide at
Trust expense camera ready copy of the current Trust Prospectus and SAI and any supplements thereto for printing and distribution by Insurer with the prospectus for the Certificates. Integrity will also provide camera ready copy of Trust proxy materials and semi-annual reports, and any supplements thereto. Integrity will use its best efforts to coordinate with Insurer and to provide notice of anticipated filings or supplements. Insurer is not authorized (i) to give any information or make any representations concerning the Trust, its shares or operations except those contained in the most recent Trust Prospectus and SAI and any supplements thereto, or (ii) to use any sales literature or advertising mentioning the Trust (including brochures, letters, illustrations and other similar materials, whether transmitted directly to potential applicants or published in print or audio-visual media), except in either case as Integrity, on behalf of the Trust, may authorize in writing in advance, which authorization will not be unreasonably withheld.

   Integrity will furnish Insurer from time to time such information with respect to the Trust and its shares as Insurer may reasonably request. At reasonable times and upon reasonable notice to the Trust, the Insurer shall have the

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right, except as stated below, to inspect, at its own expense, the trust's books, records and accounts presented and maintained in accordance with federal securities laws and such additional information regarding the Trust's financial condition and operations (including, with the consent of such auditors, the workpapers of the Trust's independent auditors), as Insurer may reasonably request. In addition, Integrity shall furnish Insurer upon request copies of the Trust's registration statement and all amendments and exhibits thereto and periodic reports filed with the Securities and Exchange Commission under the 1940 Act. Insurer acknowledges that certain books, records, accounts and documents which Insurer may otherwise inspect pursuant to this paragraph may contain confidential information with respect to the Trust or its advisers, underwriters or shareholders, and Insurer agrees that the Board of Trustees of the Trust may withhold any book, record, account, document or other information or part thereof containing information determined to be confidential in the sole discretion of the Trust's Board of Trustees.

   (b) Integrity will indemnify and hold harmless Insurer and the Separate Account against any losses, claims, damages or liabilities, to which Insurer or the Separate Account may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Trust

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Prospectus and/or SAI or any supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse Insurer or the Separate Account for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that Integrity shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Trust Prospectus and/or SAI or any such supplement in good faith reliance upon and in conformity with written information furnished by Insurer specifically for use in the preparation thereof.

   Integrity shall not indemnity Insurer or the Separate Account for any action where an applicant for the Certificates was not furnished or sent or given, at or prior to written confirmation of the sale of the Certificate, a copy of the prospectus relating to the Certificates together with the Trust Prospectus, any supplements to the Trust Prospectus Integrity may furnish to Insurer and, if requested by the applicant from the Insurer, the Trust SAI and any supplements thereto.

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   5. (a) Insurer shall report to Integrity for communication to the Board of the Trust any conflict or potential for conflict known to Insurer or which reasonably should be known to Insurer between the interests of the policyowners in the Separate Account and the interests of policyowners in the separate accounts of other insurance companies investing in the Trust and shall assist the Board of the Fund in carrying out its responsibilities with respect to such conflicts.

   An irreconcilable material conflict may arise, inter alia, from:

     (i) an action by a state insurance regulatory authority;

     (ii) a chance in applicable insurance laws or regulations;

     (iii) a tax ruling or provision of the Internal Revenue Code or the regulations thereunder;

     (iv) any other development relating to the tax treatment of insurance companies, certificate or contract owners or beneficiaries of Variable Products;

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     (v) the manner in which a Fund is being invested;

     (vi) differences in voting instructions given by owners of different types of Variable Products; or

     (vii) a decision by an insurance company to override instructions of its certificate or contract owners with respect to Fund shares.

   (b) Insurer shall at its expense take any steps determined to be necessary by the Board of the Trust to eliminate any material irreconcilable conflict determined to exist by the Board of the Trust, including, but not limited to,
(i) withdrawing the assets (in cash and/or securities, as determined by the Trustees) allocable to the Separate Account from the Trust or any of the Funds and reinvesting such assets in a different medium, including another Fund of the Trust, or submitting the question whether such segregation should be implemented to a vote of all affected certificate or contract owners and, as appropriate, segregating the assets of the certificate or contract owners of different types of Variable Products or all the certificate or contract owners of the Separate Account or of the Insurer that vote in favor of such segregation, or offering to the affected certificate or contract owners the option of making such a change, and

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(ii) establishing a new registered management investment company or managed
Separate Account. The determination of the Trust's Board will be conclusive and in no event will the Trust or Integrity be required to establish a new funding medium for Variable Products issued by Insurer. Nevertheless, Insurer shall not be required to establish a new funding medium for Variable Products in accordance with this section if an offer to do so has been declined by a majority of the affected certificate or contract owners. Moreover, Insurer will be assisted by Integrity in taken any actions required pursuant to this paragraph to minimize disruption of the certificate or contract owners or depression of the value of the assets of the Variable Products affected. Any procedures with respect to the resolution of conflicts adopted by the Trust's Board of Trustees shall be incorporated herein by reference.

   (c) Integrity shall promptly inform the Insurer of (i) any determination by the Trust's Board of the existence of an irreconcilable material conflict involving any other insurance company and the implications of such conflict and (ii) any other circumstances which come to its attention which might result in termination of the offering of shares of the Trust or any of the Funds to the Separate Account.

   (d) Insurer shall, in connection with its obligations and those of the Separate Account hereunder, comply with applicable law including state insurance law. Insurer

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represents that it has taken all actions required to authorize investment by the Separate Account in the Trust and that no objection raised by the appropriate state insurance regulatory authorities to the terms of such investment remains unresolved on the date hereof.

   (e) Integrity shall inform Insurer in advance of all regular meetings of the Trust's Board of Trustees. Insurer may, upon reasonable notice, request permission to be present at a regular meeting or make a presentation to the Board of Trustees of the Trust. Permission to so appear shall not be unreasonably withheld.

   6. The Insurer will provide certificate and contractowners with voting privileges with respect to Trust shares attributable to the Certificate consistent with all other separate accounts investing in the Trust. Pass-through voting privileges will be calculated with reference to the number of shares of the Trust attributable to a particular certificate or contract. Insurer will vote its own shares of each Fund and shares for which no instructions have been received in the same proportion as instructions received for that Fund.

   7. This Agreement shall terminate automatically if it shall be assigned.

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   8. This Agreement may be terminated at any time on two years' written notice to the other party hereto, without the payment of any penalty, by Insurer or Integrity.

   9. This Agreement shall terminate automatically if the Distribution Agreement shall terminate.

   10. This Agreement shall be subject to the provisions of the 1940 Act and the 1934 Act and the rules, regulations, and rulings thereunder and of the NASD, from time to time in effect, including such exemptions from the 1940 Act as the Securities and Exchange Commission ("SEC") may grant, and the terms hereof shall be interpreted and construed in accordance therewith. Without limiting the generality of the foregoing, the term "assigned" shall not include any transaction exempt from section 15(b)(2) of the 1940 Act by order or rule of the SEC or any transactions as to which the staff of the SEC has taken a no-action position.

   Insurer shall, in connection with its obligations hereunder, comply with all laws and regulations, whether Federal or state, and whether relating to insurance, securities or other general areas, including but not limited to the recordkeeping and sales supervision requirements of such laws and regulations.

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   Integrity shall immediately notify Insurer of the issuance by any regulatory body of any stop order with respect to the Trust Prospectus or SAI or the initiation of any proceeding for that purpose or for any other purpose relating to the registration or an offering of shares of the Trust and of any other action or circumstances that may prevent the lawful offer or sale of shares of the Trust in any state or jurisdiction.

   11. Insurer shall submit to all regulatory and administrative bodies having jurisdiction over the operations of Integrity or the Trust, present or future, any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws or regulations.

   12. Insurer retains the ultimate right of control over, and responsibility for, marketing the Certificate.

   13. Integrity represents that neither Integrity nor any person employed in any material connection with respect to the services provided pursuant to this Agreement:

   (a) Within the last 10 years has been convicted of any felony or misdemeanor arising out of conduct involving embezzlement, fraudulent conversion, or misappropriation of funds or securities, or involving violations of Section 1341, 1342, or 1343 of Title 18, United States Code; or

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   (b) Within the last 10 years has been found by any state regulatory authority to have violated or has acknowledged violation of any provisions of any state insurance law involving fraud, deceit or knowing misrepresentation; or

   (c) Within the last 10 years has been found by any federal or state regulatory authorities to have violated or have acknowledged violation of any provision of federal or state securities laws involving fraud, deceit or knowing misrepresentation.

   14. Integrity and Insurer each represent that no commission or other fee shall be charged or paid to any person or entity in connection with the sale or purchase of the Trust's shares to or from the Separate Account, other than regular salary or wages.

   Integrity represents that it has entered into no more favorable agreement for purchase and sale of Trust shares with any other insurer. In the event that Integrity enters into any such agreement, Integrity agrees to offer the same terms to Insurer.

   Integrity also agrees that, if Insurer issues Certificate under which contributions are allocated to separate accounts other than the Separate Account and which constitute Variable Products as contemplated by this Agreement,

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Integrity will at Insurer's request enter into an agreement with Insurer and the other separate account having terms substantially identical to those of this Agreement.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


Date:              , 1986
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                                        INTEGRITY LIFE INSURANCE
                                              COMPANY
Attest:

                                        By:
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        Secretary                                 Vice President

                                [INSURER]

Attest:

                                        By:
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        Secretary

                                        SEPARATE ACCOUNT        OF
                                                        --------
                                                 [INSURER]

Attest:

                                        By:
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        Secretary